                                                           EXHIBIT 10.14





[LOGO] M&T Real Estate, Inc.                             CONTINUING GUARANTY
                                                    (Corporation or Partnership)

GUARANTOR: CVC Holdings, Inc.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address of Chief Executive Office

           a |x| corporation |_| general partnership |_| limited partnership, |_| _______ organized under the laws of the State of Delaware

BORROWER:  CVC Products, Inc.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address

LENDER: M&T Real Estate, Inc., One Fountain Plaza,  Buffalo, New York
14203-2399

      1. Guaranty. (a) Guarantor guarantees to the Lender the full and immediate payment and performance of all of Borrower's obligations to the Lender from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically reduced and thereafter increased or extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

      (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Lender is relying on the Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration.

      2. Continuing, Unconditional and Unlimited Guaranty. This Guaranty is irrevocable, continuing, unconditional and general without any limitation unless specified in the following blank: Guarantor's obligation under this Guaranty shall be limited in amount to (1) $__________________ of the principal amount of the Obligations plus (2) a proportionate share (i.e., in the same proportion as the amount in (1) above bears to the total principal amount of the obligations) of all accrued and unpaid interest, premiums and Expenses (as defined below).

      3. Guarantor's Waivers. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Lender; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Lender, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Lender; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Lender or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Lender of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any delay in or failure to call for, take, hold, continue, collect, preserve or protect, replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, perfect a security interest in, realize upon or enforce any security interest in any security for the Obligations, regardless of its value; (D) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Lender against any Guarantor, Borrower or other person or relating to the Obligations, to any portion thereof or to any security for the Obligations; (E) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Lender or Borrower; (F) any composition, extension, moratoria or other statutory relief granted to Borrower; or (G) any interruption in the business relations between the Lender and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

      (b) Waivers of Notice, etc. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Lender's reliance on or enforcement of this Guaranty.

      (c) Waiver of Subrogation. Guarantor hereby waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, contribution or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

      4. Termination; Reinstatement. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the account officer responsible for the Obligations of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Lender to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Lender acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related expenses. If any payment the Lender has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Lender has actually received payment in full of the Obligations.

      5. Expenses. Guarantor agrees to reimburse the Lender on demand for all the Lender's or its agents' expenses, costs, damages and losses of any kind or nature, including without limitation actual attorney's fees and disbursements whether for internal or external counsel incurred by the Lender or its agent in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively, "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Lender.

      6. Financial and Other Information. SEE RIDER A ATTACHED HERETO AND INCORPORATED HEREIN.

      7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Lender, Guarantor hereby grants to the Lender a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Lender or its agents including without limitation all deposits and other accounts owing at any time by the Lender in any capacity to Guarantor in any capacity (collectively, "Property"). The Lender shall have the right to set off Guarantor's Property against any of Guarantor's obligations to the Lenders and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

      8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

      9. Nonwaiver by the Lender; Miscellaneous. This is the entire agreement between Guarantor and the Lender with respect to the Guaranty. This Guaranty may be assigned by the Lender, shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Lender are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Lender by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Lender of any right or remedy shall preclude exercise by the Lender at any time at its sole option of the same or any other right or remedy of the Lender without notice. No course of dealing or other conduct, no oral agreement or representation made by the Lender or usage of trade shall operate as a waiver of any right or remedy of the Lender. No waiver or amendment of any right or remedy of the Lender or release by the Lender shall be effective unless made specifically in writing by the Lender. This Guaranty shall by governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty. Without limiting the generality of any reference hereunder to an agent of the Lender, any right or remedy granted to the Lender under this Guaranty, including, without limitation, the right to be reimbursed for expenses under Section 5, shall inure to the benefit of and be enforcable by both the Lender and its agents.

      10. Joint and Several; Primary Obligation. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Lender need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

      11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholders consent, as evidenced by the attached certificates, or (as appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

      12. Guarantor's Consents. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State or federal court located in the State of New York and (b) agrees that in any legal proceeding concerning this Guaranty, (i) a copy of this Guaranty kept in the Lender's course of business may be admitted into evidence as an original, and (ii) Guarantor will not interpose any counterclaims, setoff or defense of any nature.

      13. WAIVER OF JURY TRIAL. GUARANTOR AND THE LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS GUARANTY.

                                   GUARANTOR:

DATE  September 29, 1997                 CVC HOLDINGS, INC

TIN # 16-1383279                       By: /s/ Emilio O. DiCataldo
                                           ------------------------------------
                                           Emilio O. DiCataldo, Senior Vice
                                           President and Chief Financial Officer

                                 ACKNOWLEDGMENT

STATE OF New York)
                  :SS.
COUNTY OF Monroe )

On the 29 day of September in the year 1997 before me personally came Emilio
O. DiCataldo

|_| Partnership   to me known and known to me to be a general partner of the partnership described in which executed the above instrument, and _ he duly acknowledged to me that __ he executed the above instrument for and on the behalf of said partnership.

|x| Corporation   to me known, who, being by me duly sworn, did dispose and say that __ he resided in_ 11 A [ILLEGIBLE] Rd, Rochester, New
                  York; that __ he is the Senior V.P. and CFO of CVC Holdings,
                  Inc., the corporation described in and which executed the above instrument; and that__ he signed his (her) name thereto by order of the board of directors of said corporation.



                                       /s/ Kevin V. Recchia
                                       -----------------------------------------
                                       Notary Public


                                                  KEVIN V. RECCHIA

                                              Notary Public, State of New York
                                                    NO.02RE5004856
                                              Qualified in Monroe County
                                              Certificate Filed in Monroe County
                                              Commission Expires Nov. 23, 1998

FOR BANK USE ONLY
Authorization Confirmed:



/s/ [ILLEGIBLE]
------------------------
Signature

I, Christopher Mann, Secretary of CVC Holdings, Inc. ( the "Corporation"), a corporation duly organized and existing under laws of the State of Delaware, do hereby certify that the following is a true, accurate and complete copy of certain resolutions duly adopted by the Board of Directors of the corporation by unanimous consent or at a meeting duly held on the 19th day of February 1997, and still in full force and effect. The Resolution is attached hereto to Exhibit A.

                        INCUMBENCY CERTIFICATE

I do further certify that the following are duly elected and acting officers of the Corporation, and their respective signatures are as follows:

        TITLE                           NAME                  SIGNATURE

Senior vice President and CFO     Emilio O. DiCataldo    /s/ Emilio O. DiCataldo

  Secretary                       Christopher Mann       /s/ Christopher Mann


|_| I further certify that I am sole owner of all the issued and outstanding shares of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of September, 1997.


                                          /s/ Christopher Mann
                                          -----------------------------
                                          Christopher Mann  Secretary


                                          ------------------------------


NOTE: If the Secretary is authorized to sign the Guaranty by the above resolutions, this certificate should be attested by a second officer or director of the Corporation, unless the Corporation is owned by a sole shareholder and has no other officer or director.

                                     RIDER A

6.    FINANCIAL AND OTHER INFORMATION

      Section 6 of the Guaranty is deleted in its entirety and replaced with the following:

      Within one hundred twenty (120) days after the end of Guarantor's fiscal year, Guarantor will provide Lender with a consolidated fiscal year-end financial statement of CVC Holdings, Inc. (which includes Borrower) audited by an independent certified public accountant approved by Lender. Guarantor will also furnish consolidated quarterly financial Statements of CVC Holdings, Inc. (including Borrower) certified by an officer of CVC Holdings, Inc. within forty-five (45) days after the end of each fiscal quarter of CVC Holdings, Inc. Where applicable, such financial statements shall include a profit and loss statement, balance sheet and rent roll for the Premises. All statements shall have been prepared in accordance with generally accepted accounting principles to present fairly the results of Guarantor's operations and cash flows and its financial position in conformity with such principles, and to be correct, complete and in accordance with Guarantor's records. Promptly upon the request of the Lender from time to time, Guarantor shall supply all additional information requested and permit Lender's officers, employees, accountants, attorneys and other agents to (a) visit and inspect the Premises; (b) examine, audit, copy and extract from Guarantor's records; and (c) discuss Guarantor's or affiliates' business operations, assets, affairs, or condition (financial or other) with its responsible officers and independent accountants.

                                    EXHIBIT A

                                           Meeting of the Board of Directors
                                           of CVC Holdings, Inc..
                                           February 19, 1997

            The Meeting was called to order at 9:00 A.M. by Christine Whitman, Chairman of the Board, in the Company's Fremont, California offices. Ms. Whitman served as Chairman of the Meeting and requested that Andrew Peskoe serve as Secretary. All of the Directors of Board were in attendance, including Ms. Whitman, James Geater, Brendan Hegarty, Victor Mann, Seiya Miyanishi, Donald Waite and Mr. Peskoe. Emilio DiCataldo was also in attendance at the request of the Board.

            The Chairman asked that the minutes for the prior meeting be approved and they were unanimously adopted without revision. The Chairman then confirmed the upcoming meeting schedule:

            Wednesday, May 28, 1997      Bloomington, Minnesota (with
                                         Compensation Committee Meeting)

            Tuesday, August 26, 1997     Rochester, New York (with Audit
                                         Committee Meeting)

            Friday, December 12, 1997    Fremont, California (with Audit
                                         Committee Meeting)

                        Tentative Dates for 1998 Meetings

            Wednesday, March 4, 1998     Fremont, California (with Audit
                                         Committee Meeting)

            Tuesday, May 21, 1998        (Location to be determined) (with
                                         Compensation Committee Meeting)

            Thursday, August 20, 1998    Rochester, New York (with Audit
                                         Committee Meeting)

            Thursday, December 11, 1998  Fremont, California (with Compensation
                                         Committee Meeting)

            The Board approved the grants of qualified options to Duncan Harris and Michael Meyers as set forth on Exhibit A at the current applicable fair market value exercise price provided by the Empire Valuation Consultants.

            Mr. Waite reviewed the proceedings of the Audit Committee. The Board discussed at length the dispute with SUNY Albany regarding process technology ownership.

            Ms. Whitman presented organizational developments, including the formation of program cross-functional teams for two key products: GMR Productization and Interconnect/MOCVD Productization. The Chairman updated the Board on system engineering improvements, ISO audit progress, key new hires and year-to-date progress against fiscal year goals.

            Mr. DiCataldo presented first quarter performance and cash flow (against plan and fiscal year 1996 Q1), expense analyses, capital expense summary and December 31, 1996 balance sheet (against operating plan). After presentation of an inventory report, the Board approved the adjustment of performance-incentive-plan targets for fiscal 1997 to utilize the corrected months-on-hand target. Mr. DiCataldo then outlined performance against term loan covenants, the proposed second mortgage on the Rochester facility and the proposed increase in the current line of credit. The Board discussed at length the proposed mortgage financing, and unanimously adopted the resolutions on Exhibit B in connection therewith.

            Mr. DiCataldo also presented projected cash flow for the next four quarters and an analysis of APD expenses incurred against plan.

            Mr. Peskoe summarized for the Board the discussion at the February 15, 1997 Executive Committee meeting, and the Chairman updated the Board on the status of discussions with Veeco, MRC and Lam Research.

            Ajit Paranjpe, Mehrdad Moslehi, Christopher Mann, Lino Velo, Tom Kandris and David Lam joined the meeting. Mr. C. Mann and Mr. Paranjape presented the Companies' MR and GMR strategy. Mr. Kandris and Mr. Velo presented the Interconnect Strategy. Mr. Paranjpe, Mr. Moslehi, Mr. C. Mann, Mr. Velo and Mr. Kandris departed.

            Representatives from UBS Securities LLC joined the meeting (Timothy Walsh, Kenneth Rivera, Mark FitzGerald and, by telephone, Michael Dorsey) and set out their recommendations for corporate financing transactions. The Board discussed these recommendations and then the UBS representatives departed, Mr. Dorsey disconnected and Mr. Waite departed.

            David Lam summarized his conclusions to the Board based on his evaluation of Company strategies and market opportunities. The Board discussed his conclusions.

            There being no further business to come before the Meeting, on motion duly made and seconded, the meeting was adjourned at 4:15 P.M.



                                      /s/ Andrew C. Peskoe
                                      ---------------------------------
                                      Andrew C. Peskoe,
                                      Secretary of the Meeting

                                                                       Exhibit B

                                 RESOLUTIONS OF

                                       THE

                               BOARD OF DIRECTORS

                                       OF

                               CVC HOLDINGS, INC.

            RESOLVED, that the Corporation and its subsidiary CVC Products, Inc. ("Products", and together with the Corporation, the "Companies") shall be authorized to increase the Companies' borrowings by an aggregate of not more than $3 million, specifically to (i) increase the Companies' credit line with M&T Bank ("M&T") by up to $2.5 million (to a total line of $5 million), and (ii) enter into a mortgage credit facility with M&T Bank, State Street Bank & Trust, Chase Manhattan Bank and/or such other lender or lenders which the President shall select and approve (such lender or lenders being referred to herein as the "Mortgage Lender" and together with M&T, the "Lenders") pursuant to which the Companies would be authorized to borrow up to $2.0 million and to pledge, mortgage, hypothecate and grant security interests in any and all of the Companies' assets to secure such indebtedness to the Lenders, including granting a second mortgage on the Companies' Rochester, New York facility, and in connection with which the Companies shall execute and deliver such credit, mortgage, loan, security and other agreements and such instruments as the Lenders shall require, in such form and containing such terms as the officer executing the same, in his or her sole discretion, may approve, his or her execution thereof to be conclusive evidence of his or her approval thereof.

            RESOLVED, that in connection with the credit facilities and arrangements established by the Lenders in favor of any of the Companies, each of the officers of the Companies hereby is authorized, in the name and on behalf of the Companies:

            (a) to borrow from the Lenders and/or to request that the Lenders issue letters of credit for any of the Companies account at any time or from time to time and to obtain from the Lenders other financial accommodations, in such amounts and upon such terms as the Lenders may make available, and to execute and deliver to the Lenders one or more promissory notes, in such form and substance and with such changes thereto as the officer executing the same shall approve, in each case to evidence such borrowings and financial accommodations, such execution by any such officer to be deemed conclusive evidence of the approval by the Companies of the terms, provisions and conditions thereof and of such form, substance and changes;

            (b) to pledge with, and/or assign and mortgage to, the Lenders and/or to grant to the Lenders a security interest in, all accounts, contract rights, general intangibles, securities, chattel paper, inventory, machinery, equipment, fixtures, personal property, rights, real estate and improvements and insurance policies and proceeds, whether now or hereafter existing or now owned or hereafter acquired and all additions and accessions thereto, substitutions and replacements therefor and products and proceeds thereof, and such other assets and property of the Companies, as may now or hereafter be required or requested by the Lenders as security for all indebtedness and obligations of the Companies to the Lenders now existing or hereafter arising, and to execute and deliver in connection therewith, such pledge agreements, assignments, mortgages and/or security agreements as the Lenders shall require or request in order to effectuate such pledge, assignment or mortgage (all such agreements, assignments and mortgages being referred to herein together as "Security Documents"), in form and substance satisfactory to the Lenders, and in such form and substance and with such changes thereto as the officer executing the same shall approve, such execution of each Security Document by any such officer or officers of the Companies to be deemed conclusive evidence of the approval by the Companies of the terms, provisions and conditions thereof and of such form, substance and changes;

            (c) to make, execute and deliver to the Lenders any and all financing statements, consents, certificates, documents, applications, instruments, amendments, papers and writings as may be required or requested by the Lenders in connection with or in furtherance of any of the transactions heretofore described and/or contemplated thereby, including, without limitation, letters of credit applications, the same to be in form and substance satisfactory to the Lender, and in such form and substance and with such changes thereto as the officer executing the same shall approve, and to do any and all other acts deemed by any such officer to be necessary or appropriate or convenient or desirable to effectuate the purposes and intent of these resolutions, such execution and such acts by any officer or officers of the Companies to be deemed conclusive evidence of the approval by the Companies of the terms, provisions and conditions thereof and of such form, substance and changes;

            (d) to procure such insurance (naming the Lenders as beneficiary thereof) as any such officer shall deem appropriate and as the Lenders shall require or approve, the procurement of any such insurance policy by any such officer of the Companies to be deemed conclusive evidence of the appropriateness thereof and the approval by the Companies of the terms, provisions and conditions thereof and to deliver to the Lenders such written instruments or documents or assignments as the Lenders shall require or request in connection with the foregoing; and further

            (e) to cause any current or future, direct or indirect subsidiaries of the Corporation as the Lenders shall require or request to execute the guaranties, mortgages, security agreements, in such form and substance as shall be required or requested by the Lenders, and with such changes thereto as the officer, director or authorized signatory of the subsidiary executing the same shall approve, such execution by such officer, director or authorized signatory to be deemed conclusive evidence of the approval by the Companies of the terms, provisions and conditions thereof, and of such form, substance and changes, and such other documents, agreements and instruments in connection therewith, and of affirmations with respect thereto, all as shall be required or requested, and in such form and substance as shall be required or requested, by the Lender.

            RESOLVED, that the Companies seek such consents of parties to any and all loan agreements, mortgages and indentures of trust, leases, subleases, and guaranty agreements and other agreements and instruments to which either Company is a party or by which either Company is bound or affected, and enter into such amendments, supplements and modifications, and take such actions, as any of the officers of the Companies shall deem necessary or appropriate or convenient or desirable in order to approve any of the other agreements and instruments previously referred to in these resolutions and/or the transactions contemplated thereby, and otherwise to carry out and effectuate the purposes and intent of these resolutions; and that each of the officers of the Companies hereby is authorized to execute and deliver, in the name and on behalf of the Companies, any such amendment, supplement or modification in such form and substance, and with such changes, as the officer executing the same shall approve, such execution and the taking of any such action to be conclusive evidence of such approval and of the necessity, appropriateness, convenience or desirability thereof.

            RESOLVED, that each of the officers of the Companies, hereby is authorized to make, execute and deliver, or cause to be made, executed and delivered, any notice, direction, instruction, authorization, order, certificate, financing statement, mortgage, instrument, and other agreement or document, and to do, or cause to be done, all such acts and things, in the name and on behalf of the Companies and under the corporate seal of either or otherwise, as any of the officers of the Companies may deem necessary or appropriate or convenient or desirable to effect the complete consummation of the transactions contemplated by the aforementioned agreements, certificate, instruments and documents and to carry out the purposes and intent of each of the foregoing resolutions; and, further, that the authority of any such officer to execute and deliver any such document or to take any such action shall be conclusively evidenced by his execution thereof or his taking thereof.

            RESOLVED, that the form resolutions appended hereto as Annex 1 are hereby adopted and approved as resolutions of Products.

            RESOLVED, that the Secretary or any Assistant Secretary of either of the Companies be and hereby is authorized to certify and deliver to the Lender, under corporate seal, copies of these resolutions or of any portion thereof.

                                                                         Annex 1

                                   RESOLUTIONS

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                     CVC PRODUCTS, INC. (the "Corporation")

            RESOLVED, that the Corporation be, and hereby is, authorized to borrow from Manufacturers and Traders Trust Company (the "Lender") such amounts as an Authorized Officer of the Corporation may deem appropriate, up to an aggregate amount equal to $5,000,000, to be evidenced by, and bearing interest and payable upon the terms contained in, the demand Grid Note, substantially in the form previously submitted to the directors of the Corporation (the "Grid Note") (which shall replace a $2,500,000 Grid Note previously executed in favor of Lender on September 30, 1996) and that such Grid Note be, and the same hereby is, in all respects, authorized and approved; and it is further

            RESOLVED, that the form, terms and provisions of the proposed Acknowledgement and Agreement, substantially in the form previously submitted to the directors of the Corporation, pursuant to which the Corporation shall make certain acknowledgements, representations and warranties to the Lender be, and the same hereby is, in all respects, authorized and approved; and it is further

            RESOLVED, that the form, terms and provisions of the Letter of Credit Reimbursement Agreement to the Lender (the "Reimbursement Agreement"), substantially in the form previously submitted to the directors of the Corporation, pursuant to which the Corporation shall, among other things, agree in favor of the Lender to reimburse the Lender for all draws on letters of credit issued by Bank for the account of the Corporation, be, and the same hereby is, in all respect authorized and approved; and it is further

            RESOLVED, that any Authorized Officer be, and each of them is, authorized on behalf of the Corporation to waive (via telephone or in writing) discrepancies in documents submitted in connection with drawings under letters of credit issued by Lender for the Corporation's account; and it is further

            RESOLVED, that any Authorized Officer of the Corporation be, and each hereby is, authorized and empowered, in the name and on behalf of the Corporation, to execute and deliver to the Lender, the Grid Note, the Reimbursement Agreement and the Acknowledgement Agreement, in each case with such change or changes therein as the Authorized Officer or Officers executing the same may approve and that the execution thereof, with such change or changes, to be conclusive evidence of such approval; and it is further

            RESOLVED, that the President and Senior Vice President of the Corporation, and any person duly authorized to act in such capacity be, and each of them hereby is, designated an "Authorized Officer" (also sometimes referred to as an Authorized Person) for purposes of these resolutions, the Grid Note, the Reimbursement Agreement, the Acknowledgement Agreement and any other documents and instruments necessary, proper or convenient to implement or accomplish the transactions involved in, or related to, any thereof; and it is further

            RESOLVED. that the Authorized Officers of the Corporation be, and each of them hereby is. authorized and empowered, in the name and on behalf of the Corporation, to execute and deliver such certificates, documents, agreements, agreements and instruments containing in each case such terms and conditions, and to take such other action, as any such officer, in his or her sole discretion, shall deem necessary or appropriate fully to effectuate and to carry out the purposes and intent of the foregoing resolutions, the execution or delivery of any of same or the taking of any such action to be conclusive evidence of the necessary or appropriateness thereof; and it is further

            RESOLVED, that the Lender may rely on these resolutions.


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